UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2018

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☒

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2018, Eleven Biotherapeutics, Inc. (the “Company”) filed a certificate of amendment (the “Certificate of Amendment”) to its Certificate of Incorporation (the “Certificate of Incorporation”) to change its name from “Eleven Biotherapeutics, Inc.” to “Sesen Bio, Inc.” The name change became effective on May 16, 2018. The Company’s Board of Directors also approved, effective as of May 16, 2018, an amendment to the Company’s Amendment and Restated By-laws (the “By-laws”) to reflect the change in the Company’s name.
The name change does not affect the rights of the Company’s security holders. There were no other changes to the Certificate of Incorporation or By-laws in connection with the name change.
On May 17, 2018, the Company’s common stock, which trades on the Nasdaq Global Market, ceased trading under the ticker symbol “EBIO” and commenced trading under the ticker symbol “SESN”. Along with the ticker change, the Company’s common stock has been assigned a new CUSIP number of 817763105.
A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on May 15, 2018, and a copy of the amendment to the By-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation.
3.2	Amendment to Amended and Restated By-laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 17, 2018

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer